JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	November 29, 2018
Issuer Name and Ticker or Trading Symbol:	Neuberger Berman Municipal Fund Inc. (NBH)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Banc of America Preferred Funding Corporation By: /s/ Michael Jentis Name: Michael Jentis Title: Authorized Signatory Date: December 3, 2018

Item	Information
Name:	Blue Ridge Investments, L.L.C.
Address:	One Bryant Park New York, New York 10036
Date of Event Requiring Statement (Month/Day/Year):	November 29, 2018
Issuer Name and Ticker or Trading Symbol:	Neuberger Berman Municipal Fund Inc. (NBH)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Blue Ridge Investments, L.L.C. By: /s/ James W. Brewer Name: James W. Brewer Title: Director Date: December 3, 2018